UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2010

GetFugu, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-143845	20-8658254
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8560 West Sunset Boulevard, 7th Flloor, West Hollywood, California		90069
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(424) 354-4800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2010, we obtained a bridge loan and issued a Secured Convertible Promissory Note in the initial principal amount of $170,000 to Remington Global Capital, LLC, payable in six months and bearing interest at 1% per month for the first month and 10% per month thereafter, secured by all our assets including intellectual property, and convertible after 6 months at holder's election into shares of our common stock at $0.004 per share, subject to downward adjustment. A copy of the note is attached as Exhibit 10.1 to this report, and the description set forth herein is qualified in its entirety by the provisions thereof.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 19, 2010, we issued a note secured by all of our assets including intellectual property, as described in Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 19, 2010, we became indebted on a note, as described in Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

On May 19, 2010, we issued a note convertible into common stock, as described in Item 1.01.

Item 9.01 Financial Statements and Exhibits.

Exh. Description

10.1 Secured Convertible Promissory Note

We undertake no obligation to update any information or forward looking statements except to the extent required by applicable law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GetFugu, Inc.

May 25, 2010	By:	Richard Jenkins

Name: Richard Jenkins
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Secured Convertible Promissory Note